Exhibit 23-b



                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We  consent  to the  incorporation  by  reference  in this  Registration
Statement of SBC Communications Inc. on Form S-8 of our report dated February 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Pacific Telesis Group and Subsidiaries as of December 31, 1996, and for each of the two years in the period then ended, which is included in SBC's Annual Report on the Form 10-K for the year ended December 31, 1997.



                                          PricewaterhouseCoopers L.L.P.




San Francisco, California
October 21, 1998